Exhibit 99.1

Company Presentation April 2008

Forward-Looking Statements Some of the statements in this presentation constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward looking statements contained in this presentation involve risks and uncertainties as well as statements as to: • availability of investment opportunities; • general volatility of the market price of our securities; • changes in our business strategy; • our ability to consummate an appropriate investment opportunity within given time constraints; • availability of qualified personnel; • changes in our industry, interest rates, the debt securities markets or the general economy; • changes in governmental regulations, tax rates and similar matters; • changes in generally accepted accounting principles by standard-setting bodies; and • the degree and nature of our competition. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

Why Vantage? • Highly successful and proven management team – team members have joined from Pride, Transocean, ENSCO, Dolphin and Frontier – extensive operating experience and expertise • Newest, highest capability ultra-premium drilling assets will generate superior margins and utilization • Favorable deepwater drillship and ultra-premium jackup market trends • Attractive valuation – US peer multiples suggest 50% or greater appreciation potential in the near-term • Numerous follow-on growth opportunities • Strategic relationship with TMT

Fleet Description

- **2 ultra-deepwater drillships**
- **DSME proprietary hull design**
  - drilling depth of 40,000 feet
  - operate in up to 12,000 feet of water
- **Construction ongoing at DSME Shipyard**
  - Drillship 1 (Platinum Explorer): Q4 2010
  - Drillship 2 (Titanium Explorer): Q3 2011
- **Expected to provide ~60% of VTG fully deployed cash flows**
- **Titanium Explorer marketing agreement in place; firm option to acquire**



- **4 ultra-premium jackups**
- **Baker Marine Pacific Class 375 design**
  - drilling depth of 30,000 feet
  - operate in up to 375 feet of water
- **Construction ongoing at PPL shipyard under turnkey construction contracts**
  - engineering oversight in place at shipyard
  - Jackup 1 (Emerald Driller): Q4 2008
  - Jackup 2 (Sapphire Driller): Q3 2009
  - Jackup 3 (Aquamarine Driller): Q3 2009
  - Jackup 4 (Topaz Driller): Q4 2009
- **Expected to provide ~40% of VTG fully deployed cash flow**



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Fleet Value Appreciating

Current embedded value



$350
$300
$250
$200
$150
$100
$50
$0
$53
$46
$120
$72
$291
Drillship appreciation (a)
Interest savings (b)
Time to market (c)
Jackup appreciation (d)
Embedded value

Net asset value

2 Drillships @ mkt ($720 million)		$1,440.0
4 Jackups @ mkt ($238 million each)[(d)]		952.0
TEV		$2,392.0
	Assuming warrant exercise	**Treasury stock method**
Less: Maximum debt	$958.0[(e)]	$1,356.2
Equity value	$1,434.0	$1,035.7
Fully diluted share count	141.1	91.4
NAV / share	$10.16	$11.33

(a) PDE announced on January 23, 2008, entry into a construction contract for a SHI design drillship with 12,000 foot drilling capabilities for $720 million. VTG purchase price is $667 million for a comparable drillship (Platinum Explorer firm order).

(b) TMT is financing Platinum Explorer construction payments. Payment to seller will be 30% in September 2008 for the drillship with balance due at delivery. Savings based on a construction loan assuming 8% interest, 30% down payment, 25% at close and 5 equal installments over 3 yr construction period.

(c) Jackup deliveries are accelerated on average by 12 months versus a newbuild ordered today. The jackups were purchased at market rates, thus the value embedded in early delivery is approximately $30 to $40 million per rig (dayrate range of $185 to $215 discounted at 12%).

(d) Current market price for a BMC 375 jackup is estimated to be $238 million (based on recent Scorpion Offshore purchase offer) compared to Vantage purchase price of $220 million apiece.

(e) Assumes exercise of all warrants outstanding which will provide cash to VTG and thus reducing maximum debt outstanding. Maximum debt based on midpoint of dayrate and costs as illustrated on page 10.

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ESV / / (a) (b) 7.3x 7.2x 6.0x 5.5x 5.0x 4.9x 0.0x 5.0x 10. 0x 15. 0x SDRL RIG AWO SCORE NE TEV / EBITDA 13. 2x 9.2x 8.5x 8.2x 5.9x 5.2x 0.0x 5.0x 10. 0x 15. 0x SDRL AWO SCORE RIG NE ESV TEV / EBITDA Attractive Purchase Multiple TEV 2008E EBITDA multiples TEV 2009E EBITDA multiples VTG 3.9x – 4.6x purchase price multiple range Note: Market data as of March 28, 2008. (a) Based on fully -deployed EBITDA of $533 which includes entire drilling fleet (2 drillships). Estimates derived from midpoint of assumptions on page 10. (b) Based on buyout proposal pending; TEV adjusted for remaining newbuild capex and EBITDA taken on a f ully-deploy ed basis from consensus research. Source: FactSet and Wall Street research

Discretionary FCF Analysis 2008 ) ($ in millions except per share data) PDE ESV DO NE VTG(c Price $34.65 $59.90 $117. 94 $48.05 $8.00 FDS 179.9 144.6 139. 1 271.1 91.4 ) CFPS(a$4.96 P/CFPS 7.0x ional CF $891.3 $9.49 $12. 59 $7.37 $3.89 6.3x 9. 4x 6.5x 2.1x $355.5 i(b) Operat $1, 371.9 $1,751. 5 $1,998.2 Mant enanc e capex385.0 135.0 500. 0 620.0 8.0 Discretionary CF $506.3 $1, 236.9 $1,251. 5 $1,378.2 $347.5 Maintenance capex as a % of O perat ional CF 43% 10% 29% 31% 2% DCFPS $2.81 $8.55 $9. 00 $5.08 $3.80 P/DCFPS 12.3x 7.0x 13.1x 9.5x 2.1x “As rig fleet age s, expect more downtime. the industry’s assetsare getting ‘long in the tooth’. ” -Matt Simmons, 2007 Oil and Money Conference, Oct. 31, 2007 Old fleets require extraordinary maintenance spending Note: Market data as of March 28, 2008. (a) CFPS per consensus estimates. VTG cash flows shown on a 2012 fully -deployed basis which includes 4 jackups at midpoint day rates of $200k per day and 2 drillships at midpoint dayrate of $525k per day. (b) 2008 total capex less newbuild capex. (c) Assumed $8.00 share price and fully -diluted share count using the treasury stock method. Source: Co mpany fillings, FactSet, Wall Street research

Strategic Partner – TMT • TMT is one of the world’s largest privately-owned shipping companies • TMT will become a major shareholder of and strategic partner to Vantage – consideration to TMT includes approximately $275 million in units (a) • High strategic value to Vantage – level of equity investment demonstrates commitment to the long-term growth of Vantage and the management team – exceptional shipyard relationships (TMT is a global shipping owner and operator of approximately 130 vessels with 39 shipyard projects) – shipping provider for essentially all major oil and gas and national oil companies – keen insight into important global markets, particularly Asia (a) $275 million represents approximately a 41% ownership stake on a fully diluted basis.

Financing Overview • VTG has received a firm commitment for a $440 million debt facility for jackup rigs – $400 million term loans and $40 million line of credit – term borrowings limited to lesser of 45% of total costs or $100 million per jackup rig; $10 million line of credit per jackup rig – interest rate under facility will be LIBOR + 1.75% -2.75% depending upon contracting and operating status of the jackup rigs – facility expires 7 years and 3 months from delivery of each rig • Platinum Explorer drillship construction financing – VTG pays 30% of $676 million purchase price in September 2008, balance at delivery from the shipyard in Nov. 2010 – favorable payment terms results in interest savings of nearly $50 million • Titanium Explorer drillship construction financing – VTG pays 30% of $695 million at exercise of option (until Nov. 30, 2008); 10% 6 months after exercise; 10% 12 months after exercise; 50% at delivery in July 2011 – favorable payment terms results in interest savings of nearly $40 million • Post-delivery drillship financing expected to range between 80 – 90% of construction costs

Discounted Cash Flow Modeling Assumptions Assumptions 2008 2009 2010 2011 2012 2013 Drillship economics Utilization - - Dayrates (USD 000s) - - Daycosts (USD 000s) - - Delivery schedule ----98% 98% 98% ----$475 – $575 $475 – $575 $475 – $575 ----$95 – $110 $95 – $110 $95 – $110 DS #1 – Q4 DS #2– Q3 Jack-up rig economics Utilization 98% 98% 98% 98% 98% 98% Dayrates (USD 000s) $185 – $215 $185 – $215 $185 – $215 $185 – $215 $185 – $215 $185 – $215 Daycosts (USD 000s) $35 – $45 $35 – $45 $35 – $45 $35 – $45 $35 – $45 $35 – $45 Delivery schedule JU #1 – Q4 JU #2 – Q3 JU #3 – Q3 JU #4 – Q4 Total capex (mm)(a) (USD 000s) $523 $443 $471 $490 $8 $ SG&A (USD 000s) $3 $8 $10 $10 $10 $10 ) Tax rate(b20.0% Cost of capital 8 – 10% Note: Dayrates and costs based on current market rates and held constant. Actual rates expected to escalate sufficient to cover any increase in operating costs. (a) Includes remaining construction payments (including rig outf itting) and maintenance capex f or the jackup rigs and deepwater drillship. (b) Assumed 20% tax rate. Company could realize effectiv e tax rates of as low as 8%. Source: ODS-Petrodata and Wall Street research